                                                                   EXHIBIT 10(v)


                    AMENDED AND RESTATED LINE OF CREDIT NOTE

$5,000,000.00                 Nashville, Tennessee              January 20, 2004


         FOR VALUE RECEIVED, J. ALEXANDER'S CORPORATION and J. ALEXANDER'S RESTAURANTS, INC., both Tennessee corporations (collectively, the "Maker"), jointly and severally promise to pay to the order of BANK OF AMERICA, N.A. ("Payee" or "Bank of America"), the sum of Five Million and No/100 Dollars ($5,000,000.00), or as much thereof as may be outstanding from time to time, together with interest thereon as set forth below. This Note is made pursuant to the terms of that certain Loan Agreement dated as of May 12, 2003 (the "Loan Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement. This Note is an amendment and restatement of that certain Line of Credit Note dated as of May 12, 2003, in the original principal amount of $5,000,000.00.

         Maker may borrow, repay and reborrow at any time, up to a maximum aggregate amount outstanding at any one time equal to the Revolving Committed Amount, provided that Maker is not in default, subject to applicable grace and cure periods, if any, set forth in the Loan Agreement, under any provision of this Note, any other documents executed in connection with this Note, or any other note or other Loan Documents now or hereafter executed in connection with any other obligation of Maker to Payee, and provided that the borrowings hereunder do not exceed the limitation on borrowings by Maker set forth in
Section 2.(e)(ii) of the Loan Agreement.

         From the date hereof until the stated maturity of this Note, interest shall accrue at the rate set forth in the Loan Agreement. From the date hereof until the stated maturity of this Note, an unused commitment fee as determined by the provisions of the Loan Agreement shall be paid quarterly in arrears.

         Interest in arrears shall be due and payable on the first (1st) day of each month beginning on February 1, 2004, and continuing on the same day of each consecutive month thereafter until the stated maturity of this Note. All remaining principal and interest shall become due on April 30, 2006 (the "Maturity Date").

         Maker has elected to authorize Bank of America to effect payment of sums due under this Note by means of debiting Maker's account. This authorization shall not affect the obligation of Maker to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank of America fails to debit the account.

         Subject to the provisions of the Loan Agreement, Maker has the option to convert the $5,000,000.00 Line of Credit Loan evidenced by this note to a term loan as more particularly set forth in the Loan Agreement.

         Interest hereunder shall be calculated based upon a 360 day year and actual days elapsed. The interest rate required hereby shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the principal amount hereof or shall be refunded to Maker, at the option of the holder of this Note.

         All amounts due under this Note are payable at par in lawful money of the United States of America, at the principal place of business of Payee in Nashville, Tennessee, or at such other address as the Payee or other holder hereof (herein "Holder") may direct.

         Any payment not made within fifteen (15) days of its due date will be subject to assessment of a late charge equal to five percent (5%) of such payment. Holder's right to impose a late charge does not evidence a grace period for the making of payments hereunder.

         The occurrence of a Default under the Loan Agreement shall constitute an event of default under this Note.

         Upon the occurrence of an event of default, as defined above, Holder may, at its option and without notice, terminate any obligation to advance funds under this Note, declare all principal and interest provided for under this Note, and any other obligations of Maker to Holder, to be presently due and payable, and Holder may enforce any remedies available to Holder under any documents securing or evidencing debts of Maker to Holder. Holder may waive any default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent default, this right being a continuing one. Upon default, at Holder's election, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due Holder shall bear interest at the Default Rate as said term is defined in the Loan Agreement.

         All amounts received for payment of this Note shall be first applied to any expenses due Holder under this Note or under any other documents evidencing or securing obligations of Maker to Holder, then to accrued interest, and finally to the reduction of principal. Prepayment of principal or accrued interest may be made, in whole or in part, at any time without penalty. Any prepayment(s) shall reduce the final payment(s) and shall not reduce or defer installments next due.

         This Note may be freely transferred by Holder.

         Maker and all sureties, guarantors, endorsers and other parties to this instrument hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Holder with respect to this Note and severally waive demand, presentment, protest, notice of dishonor, and all other notices that might otherwise be required by law. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship.

         Maker and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that Holder may incur in the course of efforts to collect the debt evidenced hereby or to protect Holder's interest in any collateral securing the same.

         The validity and construction of this Note shall be determined according to the laws of Tennessee applicable to contracts executed and performed within that state. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.

         The provisions of this Note may be amended or waived only by instrument in writing signed by the Holder and Maker and attached to this Note.

         Any controversy or claim between or among the parties to this Note or any related loan or collateral agreements or instruments (collectively, "Loan Documents"), including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "special rules" set forth below. In the event of any inconsistency, the special rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to the Loan Documents may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

         The following "Special Rules" shall apply. The arbitration shall be conducted in Nashville, Tennessee and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

         Nothing in the foregoing arbitration shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in the Loan Documents; or (ii) be a waiver by Bank of America of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the rights of Bank of America under the Loan Documents (a) to exercise self help remedies such as (but not limited to) set-off, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, possession of collateral or the appointment of a receiver. Bank of America may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to the Loan Documents. At Bank of America's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise or self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


         Words used herein indicating gender or number shall be read as context may require.


J. ALEXANDER'S CORPORATION                    J. ALEXANDER'S RESTAURANTS, INC.

By:    R. Gregory Lewis                       By:    R. Gregory Lewis
       ----------------                              ----------------

Title: Vice President and Chief               Title: Vice President
       ------------------------                      --------------
       Financial Officer
       ------------------------